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                                                                   EXHIBIT 10.10


                          [Wells Fargo Bank letterhead]

                            BUSINESS LENDING DIVISION
                               CONFIRMATION LETTER

                               SEPTEMBER 29, 1998

CRL NETWORK SERVICES, INC.
ONE KEARNY STREET
SUITE 1450
SAN FRANCISCO, CA 94108-5501

RE:  $650,000.00 Equipment Line

WELLS FARGO BANK, N.A. ("Bank"), agrees to make available to CRL NETWORK SERVICES. INC. ("Borrower") a Equipment Line ("Credit"). The Credit shall bear interest and be repayable in accordance with the terms and conditions of the Agreement. The Agreement consists of (1) this Confirmation Letter (this "Letter"), (2) the Business Lending Disclosure dated August 01, 1997 (the "Disclosure") and (3) any Related Documents. All terms and conditions of the Disclosure and Related Documents are incorporated herein by reference for all purposes. All capitalized terms not defined in this Letter are defined in the Disclosure.

PROMISE TO PAY. Borrower promises to pay to Bank, or order, the principal amount of $650,000.00, or so much as may be advanced and outstanding from time to time, together with interest on the unpaid outstanding principal balance of each Advance. Interest shall be calculated from the date of each Advance until repayment of each Advance. Borrower will pay Bank at Bank's address shown in this letter or at such other place as Bank may designate in writing.

EQUIPMENTLINE; TERM. Your EquipmentLine is a credit facility under which you may request loans and/or equipment leases to facilitate your acquisition of equipment. During the term of this EquipmentLine, you may request and the Bank may approve loans or leases in its discretion whenever you desire financing for qualifying pieces of equipment. The total amount of such loans and leases may not exceed your preapproved credit limit referenced above. This EquipmentLine credit facility is available to you for a term of 12 months, commencing with the date your EquipmentLine is opened by the Bank.

REPAYMENT OPTIONS. At the time of each Advance under an EquipmentLine, Borrower shall choose between the following two interest rate/loan repayment options, or in lieu of an Advance, may choose an Equipment Lease. In each instance, the amount available under this Credit shall be reduced by the amount of the Advance or Equipment Lease. If this credit is granted under a Capital Access Program, then the lease option does not apply.

    OPTION 1.  FIXED OPTION.

        If Borrower elects to have a fixed rate of interest apply to an Advance:


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        FIXED INTEREST RATE: The interest rate applicable to the Advance shall be the rate 4.625% above the Treasury Rate in effect as of the close of business on the Thursday of the week preceding disbursement of the Advance; provided, however, that such interest rate shall be rounded to the nearest 0.05%.

        PAYMENTS: Borrower shall pay principal of and interest on each Advance on the fifth day of each month in equal successive monthly installments sufficient to amortize the principal and accruing interest of such Advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by Borrower and Bank at the time of such Advance, depending on the type of equipment financed and the interest rate applicable at the time of such Advance. If the Advance occurs on or before the eighteenth day of a month, the first payment due date shall be the 5th day of the next month; if the Advance occurs after the eighteenth day of a month, the first payment due date shall be the 5th day of the second month following the Advance. All unpaid principal and accrued and unpaid interest and any other amounts owed in connection with this Credit shall be due and payable in full at maturity on the final payment date.

        PREPAYMENT TERMS. BORROWER MAY PREPAY PRINCIPAL OF THE CREDIT AS
        FOLLOWS:

        If the original Credit amount is $10,000 or more, and there are (12) months or more remaining until maturity, Borrower shall pay to Bank a prepayment fee equal to (i) 5% of the amount prepaid if the remaining term is five or more years, (ii) 4% of the amount prepaid if the remaining term is four to five years, (iii) 3% of the amount prepaid if the remaining term is three to four years, (iv) 2% of the amount prepaid if the remaining term is two to three years, and (v) 1% of the amount prepaid if the remaining term is one to two years. All prepayments of principal shall be applied on the most remote principal installment or installments then unpaid.

                                            Borrower(s) Initials  /s/ JGC
                                                                ------------

    OPTION 2.  VARIABLE OPTION.

        If Borrower elects to have a variable rate of interest apply to an
        Advance:

        VARIABLE INTEREST RATE: The interest rate applicable to the Advance shall be subject to change from time to time based on changes in the Prime Rate. The Prime Rate currently is 8.500% per annum. The variable interest rate to be applied to the unpaid principal balance of the Advance will be 1.800% percentage points above the Prime Rate, resulting in a currently applicable initial rate of 10.300% per annum.

        PAYMENTS: Borrower shall pay principal on each Advance on the fifth day of each month in equal successive monthly installments sufficient to amortize the principal amount of such Advance over a payment schedule of not less than 36 months or more than 96 months, as agreed by Borrower and Bank at the time of such Advance, depending on the type of equipment financed and the interest rate applicable at the time of such Advance. In addition, Borrower shall pay all accrued unpaid interest on each payment date. If the



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        Advance occurs on or before the eighteenth day of a month, the first payment due date shall be the 5th day of the next month; if the Advance date occurs after the eighteenth day of a month, the first payment due date shall be the 5th day of the second month following the Advance. All unpaid principal and accrued and unpaid interest and any other amounts owed in connection with this Credit shall be due and payable in full at maturity on the final payment date.

        PREPAYMENT TERMS. Borrower may prepay principal of the Credit at any time, in any amount, without penalty.

ADVANCES:      Advances shall be subject to the following terms and conditions:

* This Credit shall be a non-revolving line of credit. Once the total amount available under the Credit has been advanced, Borrower shall not be entitled to further Advances.

* Borrower shall deliver to Bank an acceptable purchase agreement or an invoice from vendor - not more than 90 days old - for equipment to be purchased in whole or in part with the Advance.

* Bank may fund Advances to Borrower or directly to vendor at Bank's sole discretion.

* If an Advance or Advances to acquire an item of used equipment aggregate(s) $100,000.00 or more, Borrower shall obtain, at Borrower's sole cost and expense, an appraisal to determine the liquidation value of such equipment. The appraisal must be performed by an independent appraiser satisfactory to Bank, at Bank's sole discretion.

*       The minimum Advance shall be $5,000.00.

INTEREST ACCRUAL BASIS. Interest shall be computed on a 365/360 simple interest basis; that is, by multiplying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal is outstanding.

AUTOMATIC DEBIT OF PAYMENTS. At the time of an Advance, Borrower may elect to have Bank automatically debit payments and other amounts owed in connection with this Credit from Borrower's account, or Borrower can request Bank to invoice Borrower for payments.

DISBURSEMENT INFORMATION. Bank is not obligated to make an Advance under the Agreement until Borrower delivers to Bank an acceptable purchase agreement or invoice from vendor not more than 90 days old - for equipment to be purchased with the Advance. Bank shall disburse to Borrower or directly to the vendor at Bank's sole discretion.

COLLATERAL. Subject to the terms and conditions of the Disclosure, as security for the obligations set forth in Section 2.1 of the Disclosure, CRL NETWORK SERVICES. INC., as Grantor, pledges and grants to Bank a first priority security interest in the following personal property. whether existing or hereafter arising, now owned or hereafter acquired, and wherever located, and all Proceeds of the foregoing (including insurance):

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        All accounts, inventory, equipment, instruments, general intangibles and contract rights.

        All equipment purchased or acquired in whole or in part with an Advance.

COMMITMENT FEES. Borrower shall pay a commitment fee of $1,950.00 for the availability of the Credit through the maturity date.

THIRD PARTY FEES.  Borrower shall pay estimated fee(s) as follows:

               $50.00               UCC Filing Fee

Payment of Fees.  Estimated fees will be paid as follows:

          UCC Filing Fee           From Account           0524 033941

          Commitment Fee           From Account           0524 033941

EXTENSIONS, RENEWALS AND INCREASES. The Credit may be extended, renewed or increased at Bank's sole discretion. Bank will notify Borrower in writing of any modification and the terms of any such modification will be deemed to have been accepted if Borrower does not deliver to Bank a written rejection within 10 days from the date of notification, or draws additional funds at any time following the date of notification.

INSURANCE. Borrower shall provide and maintain insurance coverage as required by the Disclosure and any Related Documents.

COUNTERPART. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document.

FACSIMILE. An electronic transmission or other facsimile of this Letter or any signed document shall be deemed an original and shall be admissible as evidence of the document and the signer's execution.

PURPOSE. The proceeds of the Credit shall be used primarily for business or commercial purposes.

OTHER TERMS AND CONDITIONS. Bank and Borrower hereby agree that continuing guarantee for all advances under any existing Equipment Lines shall be limited to 50% of the original total amounts committed. Bank and Borrower further agree that borrowings under this Equipment Line shall be limited to 80% of new equipment invoice amount.

At the time the Agreement is signed and delivered to Bank, the persons signing below, including without limitation the Borrower(s), any Grantors(s) and any Guarantor(s), acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and accept all terms and conditions contained in them. Unless a fully signed copy of this Letter and all Related Documents is received by Bank within 30 days, this offer to extend credit will expire. This offer



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is not transferable or assignable, and may be withdrawn or modified at any time prior to Bank's receipt of the above fully signed documents.

ALL STATES (EXCEPT OREGON). THIS LETTER, THE DISCLOSURE, AND ANY RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THIS CREDIT.

OREGON ONLY. STATUTORY DISCLOSURE TO OREGON RESIDENTS: UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

If you have any questions, please contact me at (415) 396-7047. For future reference, please send all correspondence to the Bank to the following address:
Business Lending Division, 177 Park Center Plaza, MAC #0514-011, San Jose, CA 95113.

WELLS FARGO BANK, N.A. ("Bank")

By:/S/ Barbara Duff
   ---------------------------------------
Name:   Barbara Duff
Title:  Assistant Vice-President

Dated:  September 29, 1998

GUARANTOR ACKNOWLEDGMENT:

By signing below, Guarantor acknowledges receipt of a copy of the Disclosure, guarantees the Credit, and agrees to the terms and provisions of this Letter and Chapter 3 of the Disclosure. The Guarantor's address is: 333 SKI WAY #342, P O Box 8343, INCLINE VILLAGE, NV 89452

JAMES G. COUCH

By: /S/ James G. Couch                          By:      J. Couch
   --------------------------------------          --------------------------

Name:   CRL NETWORK SERVICES, INC.
Title:  Individual



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BORROWER AND GRANTOR ACKNOWLEDGMENT AND ACCEPTANCE:

By signing below, Borrower and Grantor acknowledge receipt of the Agreement, including the Disclosure and Related Documents, and agree to the terms and provisions contained in them.

CRL NETWORK SERVICES, INC., a Corporation

By:/S/ James G. Couch                            By:    J. Couch
   ---------------------------------------          --------------------------
Name:   JAMES G. COUCH
Title:  President

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